Exhibit 99.1

FXCM Inc. Announces First Quarter 2016 Results

Releases April 2016 Customer Trading Metrics

First Quarter 2016 Highlights:

•	U.S. GAAP net revenues from continuing operations of $71.5 million
•	U.S. GAAP net income attributable to FXCM Inc. from continuing operations of $61.3 million or $10.94 per fully diluted share, including a $110.8 million gain on derivative liability
•	U.S. GAAP net revenues from discontinued operations of $6.5 million
•	U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations of $11.5 million or $2.06 per fully diluted share
•	Adjusted EBITDA from continuing and discontinued operations of $10.3 million
•	Strong combined operating cash position of $235.7 million and regulatory surplus of $107.2 million at March 31, 2016

April 2016 Customer Trading Metrics from Continuing Operations(2) Highlights:

•	Retail customer trading volume(3) of $287 billion in April 2016, 1% lower than March 2016 and 6% lower than April 2015.
•	Institutional customer trading volume(3) of $75 billion in April 2016, 10% lower than March 2016 and 83% higher than April 2015.

Presentation slides for the quarter are available at http://ir.fxcm.com/.

NEW YORK – May 6, 2016 – FXCM Inc. (NYSE:FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended March 31, 2016, U.S. GAAP trading revenue from continuing operations of $69.7 million, compared to $69.2 million for the quarter ended March 31, 2015. U.S. GAAP net income attributable to FXCM Inc. from continuing operations was $61.3 million for the quarter ended March 31, 2016, or $10.94 per fully diluted share, compared to U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $393.3 million, or $83.45(1) per fully diluted share, for the quarter ended March 31, 2015.

Results from operations for the quarter ended March 31, 2016 included a gain on derivative liability of $110.8 million. The gain is a non-cash item relating to the decrease in value of the Leucadia Letter Agreement. The Letter Agreement is a component of the financing package provided by Leucadia National Corp. (“Leucadia”). On January 15, 2015, FXCM’s customers suffered negative equity balances due to the unprecedented move in the Swiss Franc after the Swiss National Bank (“SNB”) discontinued its peg of the Swiss Franc to the Euro. On January 16, 2015, FXCM entered into a financing agreement with Leucadia that permitted FXCM’s regulated subsidiaries to meet their regulatory capital requirements and continue normal operations after significant losses were incurred resulting from the events of January 15, 2015.

U.S. GAAP trading revenue from discontinued operations for the quarter ended March 31, 2016 was $6.3 million, compared to $26.3 million for the quarter ended March 31, 2015. U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations was $11.5 million for the quarter ended March 31, 2016, or $2.06 per fully diluted share compared to U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations of $33.5 million, or $7.11(1) per fully diluted share, for the quarter ended March 31, 2015.

Adjusted EBITDA from continuing and discontinued operations for the quarter ended March 31, 2016 was $10.3 million, compared to $14.5 million for the quarter ended March 31, 2015.

Adjusted EBITDA from continuing operations was $9.3 million for the quarter ended March 31, 2016 compared to $3.4 million for the quarter ended March 31, 2015.

Adjusted EBITDA is a Non-GAAP financial measure. This measure does not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Non-GAAP Financial Measures” beginning on A-3 of this release for additional information regarding these Non-GAAP financial measures and for reconciliations of such measures to the most directly comparable measures calculated in accordance with U.S. GAAP.

FXCM Inc. today announced certain key customer trading metrics for April 2016. Monthly activities included:

April 2016 Customer Trading Metrics from Continuing Operations (2)

Retail Customer Trading Metrics

•	Retail customer trading volume(3) of $287 billion in April 2016, 1% lower than March 2016 and 6% lower than April 2015.
•	Average retail customer trading volume(3) per day of $13.7 billion in April 2016, 8% higher than March 2016 and 1% lower than April 2015.
•	An average of 584,753 retail client trades per day in April 2016, 4% higher than March 2016 and 15% higher than April 2015.
•	Active accounts(4) of 176,812 as of April 30, 2016, an increase of 1,076, or 1%, from March 31, 2016, and an increase of 3,780, or 2%, from April 30, 2015.
•	Tradeable accounts(5) of 169,168 as of April 30, 2016, an increase of 1,804, or 1%, from March 31, 2016, and a decrease of 19,053, or 10%, from April 30, 2015.

Institutional Customer Trading Metrics

•	Institutional customer trading volume(3) of $75 billion in April 2016, 10% lower than March 2016 and 83% higher than April 2015.
•	Average institutional trading volume(3) per day of $3.5 billion in April 2016, 3% lower than March 2016 and 84% higher than April 2015.
•	An average of 53,743 institutional client trades per day in April 2016, 2% higher than March 2016 and 383% higher than April 2015.

More information, including historical results for each of the above metrics, can be found on the investor relations page of FXCM's corporate website www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website www.fxcm.com.

(1) Earnings per share have been adjusted to reflect the impact of the one-for-ten reverse stock split of the Corporation’s issued and outstanding Class A common stock that became effective on October 1, 2015.

(2) Customer Trading Metrics from Continuing Operations excludes discontinued operations of FXCM Japan and FXCM Hong Kong.

(3) Volume that FXCM customers traded in period is translated into US dollars.

(4) An Active Account represents an account that has traded at least once in the previous twelve months.

(5) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Selected Customer Trading Metrics from Continuing Operations

	Three Months Ended March 31,
	2016	2015	% Change

Total retail trading volume ($ in billions)	$931	$934	0%
Total active accounts	175,736	170,907	3%
Trading days in period	64	63	2%
Daily average trades	632,571	521,564	21%
Daily average trades per active account	3.6	3.1	18%
Retail trading revenue per million traded	$72	$67	8%
Total customer equity ($ in millions)	$633.2	$666.8	-5%

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the credit agreement and the letter agreement with Leucadia, risks related to FXCM's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which FXCM may become subject as a result of the cybersecurity incident that was reported in a press release on October 1, 2015, risks associated with potential reputational damage to FXCM resulting from this cybersecurity incident, and the extent of remediation costs and other additional expenses that may be incurred by FXCM as a result of this security incident, and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K, FXCM Inc.’s latest Quarterly Report on Form 10-Q, and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, FXCM Inc.’s latest Quarterly Report on Form 10-Q, and in other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a leading provider of online foreign exchange (FX) trading, CFD trading, spread betting and related services. Our mission is to provide global traders with access to the world’s largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market.

Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Contacts

Jaclyn Klein, 646-432-2463
Vice-President, Corporate Communications and Investor Relations
jklein@fxcm.com

ANNEX I

FXCM Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues
Trading revenue	$69,747	$69,214
Interest income	528	322
Brokerage interest expense	(198)	(204)
Net interest revenue	330	118
Other income	1,438	145,858
Total net revenues	71,515	215,190
Operating Expenses
Compensation and benefits	24,826	25,039
Referring broker fees	10,646	16,069
Advertising and marketing	5,468	2,817
Communication and technology	7,605	9,517
Trading costs, prime brokerage and clearing fees	888	1,140
General and administrative	14,101	13,655
Bad debt expense	-	256,915
Depreciation and amortization	7,244	7,020
Goodwill impairment loss	-	9,513
Total operating expenses	70,778	341,685
Operating income (loss)	737	(126,495)
Other expense
Gain (loss) on derivative liability — Letter Agreement	110,831	(292,429)
Loss on equity method investments, net	189	151
Interest on borrowings	20,553	30,559
Income (loss) from continuing operations before income taxes	90,826	(449,634)
Income tax provision	582	179,762
Income (loss) from continuing operations	90,244	(629,396)
Loss from discontinued operations, net of tax	(31,068)	(98,598)
Net income (loss)	59,176	(727,994)
Net income (loss) attributable to non-controlling interest in FXCM Holdings, LLC	23,452	(257,375)
Net loss attributable to other non-controlling interests	(14,011)	(43,802)
Net income (loss) attributable to FXCM Inc.	$49,735	$(426,817)

Income (loss) from continuing operations attributable to FXCM Inc.	$61,270	$(393,325)
Loss from discontinued operations attributable to FXCM Inc.	(11,535)	(33,492)
Net income (loss) attributable to FXCM Inc.	$49,735	$(426,817)

Weighted average shares of Class A common stock outstanding - Basic and Diluted(1)	5,603	4,713

Net income (loss) per share attributable to stockholders of Class A common stock of FXCM Inc. - Basic and Diluted(1)
Continuing operations	$10.94	$(83.45)
Discontinued operations	(2.06)	(7.11)
Net income (loss) income attributable to FXCM Inc.	$8.88	$(90.56)

(1) Prior period is adjusted to reflect the impact of the one-for-ten reverse stock split that became effective on October 1, 2015.

A-1

FXCM Inc.

Condensed Consolidated Statements of Financial Condition

As of March 31, 2016 and December 31, 2015

(Amounts in thousands except share data)

(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$208,093	$203,854
Cash and cash equivalents, held for customers	633,151	685,043
Due from brokers	280	3,781
Accounts receivable, net	1,406	1,636
Tax receivable	62	1,766
Current assets held for sale	200,971	233,937
Total current assets	1,043,963	1,130,017
Deferred tax asset	14	14
Office, communication and computer equipment, net	36,125	35,891
Goodwill	27,364	28,080
Other intangible assets, net	11,819	13,782
Notes receivable	7,881	7,881
Other assets	10,753	11,421
Total assets	$1,137,919	$1,227,086
Liabilities and Stockholders' Deficit
Current liabilities
Customer account liabilities	$633,151	$685,043
Accounts payable and accrued expenses	37,441	38,298
Due to brokers	5,523	1,073
Due to related parties pursuant to tax receivable agreement	-	145
Current liabilities held for sale	15,045	14,510
Total current liabilities	691,160	739,069
Deferred tax liability	505	719
Senior convertible notes	156,021	154,255
Credit agreement	157,636	147,262
Derivative liability — Letter Agreement	337,627	448,458
Other liabilities	15,121	16,044
Total liabilities	1,358,070	1,505,807
Commitments and Contingencies
Stockholders’ Deficit
Class A common stock, par value $0.01 per share; 3,000,000,000 shares authorized, 5,602,534 shares issued and outstanding as of March 31, 2016 and December 31, 2015	56	56
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 25 shares issued and outstanding as of March 31, 2016 and December 31, 2015	1	1
Additional paid-in capital	267,741	267,369
Accumulated deficit	(481,815)	(531,550)
Accumulated other comprehensive income	960	1,004
Total stockholders’ deficit, FXCM Inc.	(213,057)	(263,120)
Non-controlling interests	(7,094)	(15,601)
Total stockholders’ deficit	(220,151)	(278,721)
Total liabilities and stockholders’ deficit	$1,137,919	$1,227,086

A-2

Non-GAAP Financial Measures

We use Non-GAAP financial measures to evaluate our operating performance, as well as the performance of individual employees. Management believes that the Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures are useful to investors to compare FXCM's results across several periods and facilitate an understanding of FXCM's operating results. These measures do not represent and should not be considered as a substitute for, or superior to, net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for, or superior to, cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies.

1.	Compensation Expense / Lucid Minority Interest. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under Allocation of income to Lucid members for services provided. Adjustments have been made to eliminate this allocation of Lucid's earnings attributable to non-controlling members. The Company's management believes that this adjustment provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income as reported by the Company.

2.	Regulatory and Legal Costs. Adjustments have been made to eliminate certain costs or recoveries (including client reimbursements, professional fees and settlements from lawsuits) associated with ongoing discussions and settling certain regulatory and legal matters. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

3.	SNB Costs. Adjustments have been made to eliminate certain costs/income (including the net losses associated with client debit balances, costs related to the implementation of a Stockholder Rights Plan, legal costs and adjustments to the Company’s tax receivable agreement contingent liability) associated with the January 15, 2015 SNB event. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

4.	Cybersecurity Incident: Adjustments have been made to eliminate certain costs related to investigative and other professional services, costs of communications with customers and remediation activities associated with the incident. Given the nature of these expenses, management believes it is useful to provide the effects of eliminating these expenses.

5.	Gain on Disposition of Equity Method Investment: An adjustment has been made to eliminate a gain related to the disposition of an equity method investment, given the nature of the gain, it is not viewed by management as activity in the ordinary course of business and management believes it is useful to provide the effect of eliminating this item.

A-3

(Unaudited)	Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Measures(1)
	Three Months Ended March 31,
	2016			2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net income (loss)	$90,244	$(31,068)	$59,176	$(629,396)	$(98,598)	$(727,994)
EBITDA and Other Adjustments
Depreciation and amortization	7,244	-	7,244	7,020	12,359	19,379
Interest on borrowings	20,553	-	20,553	30,559	-	30,559
(Gain) loss on derivative liability - Letter Agreement	(110,831)	-	(110,831)	292,429	-	292,429
Goodwill and held for sale impairment	-	31,511	31,511	9,513	81,364	90,877
Income tax provision	582	-	582	179,762	4,900	184,662
EBITDA and Other Adjustments	7,792	443	8,235	(110,113)	25	(110,088)
Adjustments
Net Revenues(2)	44	-	44	(145,224)	-	(145,224)
Allocation of net income to Lucid members for services provided(3)	-	1,201	1,201	-	2,686	2,686
General and administrative(4)	1,486	-	1,486	1,837	-	1,837
Bad debt expense(5)	-	-	-	256,915	8,408	265,323
Gain on disposition of equity method investment(6)	-	(679)	(679)	-	-	-
Adjusted EBITDA	$9,322	$965	$10,287	$3,415	$11,119	$14,534

(1) The presentation includes Non-GAAP financial measures. These Non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with U.S. GAAP.

(2) Represents a $0.1 million charge in Q1 2016 for tax receivable agreement payments and the elimination of a $145.2 million noncash benefit in Q1 2015 attributable to the reduction of our tax receivable agreement contingent liability to zero.

(3) Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations.

(4) Represents $1.5 million of legal and other professional fees in Q1 2016, including legal fees resulting from the January 15, 2015 SNB event, fees related to the Leucadia debt restructuring and other professional fees related to the Stockholders Rights Plan and $1.8 million of legal and other professional fees in Q1 2015, including legal fees resulting from the SNB event and professional fees related to the Stockholders Rights Plan.

(5) Represents the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event.

(6) Represents the gain on the disposition of an equity method investment related to V3 of $0.7M.

A-4

Schedule of Cash and Cash Equivalents and Due to/from Brokers

(Unaudited)	March 31, 2016			December 31, 2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Cash & Cash Equivalents	$208,093	$10,788	$218,881	$203,854	$10,786	$214,640
Due From Brokers	280	22,038	22,318	3,781	22,234	26,015
Due to Brokers	(5,523)	(25)	(5,548)	(1,073)	-	(1,073)
Operating Cash	$202,850	$32,801	$235,651	$206,562	$33,020	$239,582

A-5